EXHIBIT 99.4

EQUITY ONE, INC.

1696 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

     The undersigned holder of common stock of Equity One, Inc., a Maryland corporation (the “Company”), hereby appoints Chaim Katzman and Howard M. Sipzner, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of the Company that the undersigned is entitled to vote at the Company’s special meeting of stockholders, to be held on February 12, 2003, at 10:00 a.m. (local time) at The Sheraton Bal Harbour, 9701 Collins Avenue, Bal Harbour, Florida 33154, and at any adjournments or postponements thereof.

☒     PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE AND MAIL IN THE ENVELOPE PROVIDED.

     The Board of Directors of the Company recommends a vote “FOR” Proposals 1, 2 and 3.

1.	Approval of the agreement and plan of merger, dated October 28, 2002, by and between the Company and IRT Property Company, a Georgia corporation, and the merger of IRT with and into the Company.

[ ] For	[ ] Against	[ ] Abstain

2.	Approval of the issuance of up to 6,911,000 shares of Company common stock concurrently with the closing of the merger in connection with a private placement to affiliated investors pursuant to the common stock purchase agreement, dated October 28, 2002, among the Company and those investors.

[ ] For	[ ] Against	[ ] Abstain

3.	Election of Mr. Patrick L. Flinn as a Class A director of the Company board to hold office until the 2005 annual meeting of stockholders or until his successor is duly elected and qualified.

[ ] For	[ ] Against	[ ] Abstain

4.	To transact any other business as may properly come before the special meeting or any adjournments or postponements of that meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

     The undersigned hereby acknowledges receipt of (i) the notice of special meeting and (ii) the joint proxy statement/prospectus.

DATE:

SIGNATURE:

SIGNATURE (if held jointly):

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.

—FOLD AND DETACH HERE—